SUPPLY AGREEMENT

         THIS SUPPLY AGREEMENT ("Agreement") is entered into as of the ___ day of July, 1998, by and between TKS ACQUISITION, INC., a Delaware corporation ("TKS"), and TULTEX CORPORATION, a Virginia corporation ("Tultex").

                                    RECITALS

         A. Immediately prior to the execution and delivery of this Agreement, TKS acquired substantially all of the assets relating to the licensed sports apparel business of Tultex, LogoAthletic, Inc., and LogoAthletic/Headwear, Inc., pursuant to an Asset Purchase Agreement, dated as of June 12, 1998 (the "Transaction").

         B. TKS and Tultex desire to set forth the terms and conditions and to establish a mutually beneficial supply arrangement whereby Tultex will manufacture and deliver to TKS fleece and T-shirt products (private label and color assortment) (collectively, the "Tultex Products") following, and as a condition precedent to, the consummation of the Transaction.

         C. TKS and Tultex desire to set forth the terms and conditions and to establish a mutually beneficial supply arrangement whereby TKS will manufacture and deliver to Tultex, or its subsidiary, headwear (collectively, the "TKS Products") following, and as a condition precedent to, the consummation of the Transaction.

         NOW, THEREFORE, in consideration of the Recitals and of the mutual covenants contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, TKS and Tultex hereby agree as follows:

ARTICLE 1. GENERAL OBLIGATIONS AND DUTIES

         1.1 Appointment and Acceptance of Tultex. Upon the terms and subject to the conditions hereinafter set forth, TKS hereby appoints Tultex, and Tultex hereby accepts such appointment, as a supplier to TKS of the Tultex Products. Tultex will manufacture and deliver the Tultex Products for and at the direction of TKS in such amounts, types and assortments as TKS requests as further provided herein. There shall be no minimum purchasing requirements for the Tultex Products to be purchased by TKS hereunder. TKS may purchase on or before November 15, 1998, in its sole discretion, from Tultex and Tultex will sell to TKS all of the Tultex Products described on Schedule 1.1 hereto on the terms and conditions set forth herein.

         1.2 Appointment and Acceptance of TKS. Upon the terms and subject to the conditions hereinafter set forth, Tultex hereby appoints TKS, and TKS hereby accepts such appointment, as a supplier to Tultex of the TKS Products. TKS will manufacture and deliver the TKS Products for and at the direction of Tultex in such amounts, types and assortments as Tultex requests as further provided herein. There shall be no minimum purchasing requirements for the TKS Products to be purchased by Tultex hereunder.

         1.3 Compliance With Laws. In the performance of the terms and conditions of this Agreement or of any purchase order, Tultex and TKS will comply fully with all applicable federal, state and local laws and regulations.

ARTICLE 2.  TERMS OF SALE OF THE TULTEX PRODUCTS

         2.1 Terms; Conditions and Ordering of the Products. Unless otherwise mutually agreed to by the parties hereto, notwithstanding the provisions of any order, invoice or other document or instrument, or any statement by any agent or employee of TKS or Tultex, all sales of Tultex Products by Tultex to TKS will be subject and pursuant to the terms of this Agreement and, to the extent not inconsistent herewith, to the terms of TKS's purchase orders delivered to Tultex from time to time (the "TKS Purchase Order"). Each order by TKS for any of the Tultex Products, regardless of how evidenced, shall be subject to this Agreement and, to the extent not inconsistent herewith, to each applicable TKS Purchase Order. When TKS desires to purchase any of the Tultex Products from Tultex, TKS shall transmit to Tultex a TKS Purchase Order specifying the applicable Tultex Products, the required quantities, delivery dates, and such other or additional information regarding the order as may be reasonably necessary for Tultex to fill the order. Tultex shall use commercially reasonable efforts to fill the TKS Purchase Order in accordance with the terms thereof.

         2.2 Risk of Loss; Title. Title and risk of loss with respect to the Tultex Products purchased by TKS will pass to TKS upon Tultex's delivery of the Tultex Products to a carrier for delivery to TKS. Tultex covenants that the Tultex Products shall not be subject to any liens, security interests, charges or other encumbrances of any nature whatsoever at the time that title and risk of loss pass from Tultex to TKS pursuant to the terms hereof.

         2.3 Delivery; Freight. Delivery of the Tultex Products will be made within the time provided in the applicable TKS Purchase Order, and delivery will occur when the Tultex Products are received by TKS. TKS will pay for all freight and delivery charges for delivery of the Tultex Products to TKS.

         2.4 Warranties. Tultex hereby warrants that all of the Tultex Products will be (i) in conformity with the relevant TKS Purchase Order, (ii) merchantable and fit for its intended use, and (iii) free from defects, whether latent or patent, in material and workmanship. TKS and Tultex shall each cooperate in good faith with the other to resolve any dispute that may arise between them with respect to a breach of any warranty relating to the Tultex Products supplied hereunder. In addition, Tultex covenants and agrees to process all TKS Purchase Orders in good faith with priority given to the orders hereunder that is no less favorable to TKS than Tultex gives to any other customer and consistent with past practice.

         2.5 Price. The prices for the various Tultex Products will be as follows:

T-shirts

(bullet) Cost for (i) all TKS Purchase Orders, or those purchase orders of LogoAthletic, Inc. assumed

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


          by TKS, that have an acknowledged delivery date for Tultex Products on or prior to July 4, 1998, and (ii) all T-shirts set forth on Schedule 1.1.

(bullet) Cost plus 10% for all Tultex Products ordered by TKS Purchase Orders, or those purchase orders of LogoAthletic, Inc. assumed by TKS (other than Tultex Products reflected in the amounts set forth on Schedule
          1.1 which will be sold at Cost) with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls between July 4, 1998 and October 4, 1998.

(bullet) Cost plus 15% for all Tultex Products ordered by TKS Purchase Orders, or those purchase orders of LogoAthletic, Inc. assumed by TKS (other than Tultex Products reflected in the amounts set forth on Schedule
          1.1 which will be sold at Cost) with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls between October 4, 1998 and January 4, 1999.

(bullet) Cost plus 17.5% for all Tultex Products ordered by TKS Purchase Orders (other than Tultex Products reflected in the amounts set forth on Schedule 1.1 which will be sold at Cost) with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls between January 4, 1999 and April 30, 1999.

(bullet) Except for items set forth on Schedule 1.1, for all Tultex Products ordered by TKS Purchase Orders with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls after April 30, 1999, the price shall be as mutually agreed to by the parties.

Fleece

(bullet) Cost for (i) all TKS Purchase Orders, or those purchase orders of LogoAthletic, Inc. assumed by TKS, that have an acknowledged delivery date for Tultex Products on or prior to July 4, 1998, and (ii) all fleece products set forth on Schedule 1.1.

(bullet) Cost plus 17.5% for all Tultex Products ordered by TKS Purchase Orders, or those purchase orders of LogoAthletic, Inc. assumed by TKS (other than Tultex Products reflected in the amounts set forth on Schedule 1.1 which will be sold at Cost) with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls between July 4, 1998 and April 30, 1999.

(bullet) Except for items set forth on Schedule 1.1, for all Tultex Products ordered by TKS Purchase Orders with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls after April 30, 1999, the price shall be as mutually agreed to by the parties.

         As used herein, Tultex's "Cost" shall mean the costs for each of the Tultex Products as set forth on Schedule 2.5 hereto.

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

         2.6 Invoice. Tultex shall issue a separate invoice to TKS for each shipment. The invoice shall be issued no earlier than the date on which Tultex delivers the Tultex Products to the applicable carrier for delivery to TKS.

         2.7 Payment. Payment to Tultex shall be due sixty (60) days after the date of Tultex's invoice.


         2.8 Unavailability of the Tultex Products. Tultex shall promptly notify TKS if for any reason Tultex is unable to supply TKS's requests for any Tultex Products at any time during the term of this Agreement. Tultex will use its best efforts to make the Tultex Products available to TKS throughout the term of this Agreement.

ARTICLE 3.  TERMS OF SALE OF THE TKS PRODUCTS

         3.1 Terms; Conditions and Ordering of the Products. Unless otherwise mutually agreed to by the parties hereto, notwithstanding the provisions of any order, invoice or other document or instrument, or any statement by any agent or employee of TKS or Tultex, all sales of TKS Products by TKS to Tultex will be subject and pursuant to the terms of this Agreement and, to the extent not inconsistent herewith, to the terms of Tultex's purchase orders delivered to TKS from time to time (the "Tultex Purchase Order"). Each order by Tultex for any of the TKS Products, regardless of how evidenced, shall be subject to this Agreement and, to the extent not inconsistent herewith, to each applicable Tultex Purchase Order. When Tultex desires to purchase any of the TKS Products from TKS, Tultex shall transmit to TKS a Tultex Purchase Order specifying the applicable TKS Products, the required quantities, delivery dates, and such other or additional information regarding the order as may be reasonably necessary for TKS to fill the order. TKS shall use commercially reasonable efforts to fill the Tultex Purchase Order in accordance with the terms thereof.

         3.2 Risk of Loss; Title. Title and risk of loss with respect to the TKS Products purchased by Tultex will pass to Tultex upon TKS's delivery of the TKS Products to a carrier for delivery to Tultex. TKS covenants that the TKS Products shall not be subject to any liens, security interests, charges or other encumbrances of any nature whatsoever at the time that title and risk of loss pass from TKS to Tultex pursuant to the terms hereof.

         3.3 Delivery; Freight. Delivery of the TKS Products will be made within the time provided in the applicable Tultex Purchase Order, and delivery will occur when the TKS Products are received by Tultex. Tultex will pay for all freight and delivery charges for delivery of the TKS Products to Tultex.

         3.4 Warranties. TKS hereby warrants that all of the TKS Products will be (i) in conformity with the relevant Tultex Purchase Order, (ii) merchantable and fit for its intended use, and (iii) free from defects, whether latent or patent, in material and workmanship. TKS and Tultex shall each cooperate in good faith with the other to resolve any dispute that may arise between them with respect to a breach of any warranty relating to the TKS Products supplied hereunder. In addition, TKS covenants and agrees to process all Tultex Purchase Orders in good

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

faith and with priority given to the orders hereunder that is no less favorable to Tultex than TKS gives to any other customer.

         3.5 Price. The prices for the various TKS Products will be as follows:

All Headwear

(bullet) Cost plus 15%, plus custom's duty charges and freight, for all TKS Products ordered by Tultex Purchase Orders with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls between July 4, 1998 and April 30, 1999.

(bullet) For all TKS Products ordered by Tultex Purchase Orders with respect to which the earlier of the acknowledged delivery date or 120 days after the date of such purchase order falls after April 30, 1999, the price shall be as mutually agreed to by the parties.

         As used herein, TKS's "Cost" shall mean TKS's FOB price.

         3.6 Invoice. TKS shall issue a separate invoice to Tultex for each shipment. The invoice shall be issued no earlier than the date on which TKS delivers the TKS Products to the applicable carrier for delivery to Tultex.

         3.7 Payment. Payment to TKS shall be due sixty (60) days after the date of TKS's invoice.


         3.8 Unavailability of the TKS Products. TKS shall promptly notify Tultex if for any reason TKS is unable to supply Tultex's requests for any TKS Products at any time during the term of this Agreement. TKS will use its best efforts to make the TKS Products available to Tultex throughout the term of this Agreement.

ARTICLE 4.  INDEMNIFICATION

         4.1 Indemnification of TKS. Tultex hereby indemnifies and holds TKS harmless from and against all claims, actions, costs, losses, liabilities and damages, including, without limitation, reasonable attorneys' fees, on account of or related, in whole or in part, to any breach by Tultex of any of its covenants, agreements or obligations under this Agreement.

         4.2 Indemnification of Tultex. TKS hereby indemnifies and holds Tultex harmless from and against all claims, actions, costs, losses, liabilities and damages, including, without limitation, reasonable attorneys' fees, on account of or related, in whole or in part, to any breach by TKS of any of its covenants, agreements or obligations under this Agreement.


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


ARTICLE 5.  TERM AND TERMINATION

         5.1 Term. Unless terminated sooner pursuant to Section 5.2 hereof, this Agreement will continue in full force and effect for a period commencing on the date hereof until April 30, 1999. The term of this Agreement will continue thereafter unless either party gives thirty (30) days written notice to the other party to the effect that such party wishes this Agreement to terminate 30 days after receipt of such written notice.

         5.2 Termination. This Agreement may be terminated by either party at any time upon notice of termination to the other party, if such other party shall have materially breached any of its obligations hereunder and shall have failed to cure such breach within sixty (60) days after having received notice of such breach from the terminating party. No such termination will affect any rights of either party which accrued hereunder prior to or on account of such termination, and any such termination will be in addition to and not in lieu of any other rights or remedies available to the terminating party at law or in equity. This Agreement shall terminate immediately upon written notice by either party to the other party in the event that the party receiving such notice hereunder shall have (a) evidenced a failure or inability generally to pay its debts in the ordinary course of business as they become due, (b) otherwise become insolvent, (c) ceased doing business as a going concern, (d) made a general assignment for the benefit of creditors, or (e) filed, or have filed against it without dismissal within sixty (60) days, a petition seeking the reorganization, arrangement, composition, adjustment, liquidation, or dissolution of such other party, or seeking the appointment of a trustee, receiver, assignee, liquidator or similar officer of a material part of its assets or properties. No such termination will affect any rights of either party which accrued hereunder prior to or on account of such termination, and any such termination will be in addition to and not in lieu of any other rights or remedies available to the terminating party at law or in equity.

ARTICLE 6.  MISCELLANEOUS

         6.1 Relationship of the Parties. The parties acknowledge and agree that Tultex and TKS are independent contractors in relation to each other, and that neither party nor any of its employees or agents may be deemed to be in any manner the employee or agent of the other party. Neither party nor any of its employees or agents is authorized or empowered to incur obligations of any kind, express or implied, on behalf of the other party or to make any promise, warranty or representation on behalf of the other party.

         6.2 Force Majeure. Neither party shall be liable to the other or deemed to be in breach of this Agreement by reason of any delay or omission due to fire, flood or other act of God, labor or transportation strike or stoppage, act of war, precedent or priority granted at the request or for the direct or indirect benefit of any governmental authority, import or export restriction, or other like action, event or condition; provided, however, that prompt notice of such delay or omission and its cause shall be given to the other party.

         6.3 Further Assurances. From time to time after the date of this Agreement, upon reasonable notice and without further consideration, each party shall execute, acknowledge and


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

deliver all other documents and instruments and shall take all other action as may be reasonably necessary or appropriate in the reasonable discretion of the other party to carry out the intent and purpose of this Agreement and consummate or evidence the transactions contemplated by this Agreement.

         6.4 Assignments; Binding Effect. Neither party may assign any of its rights or delegate any of its responsibilities hereunder, whether by operation of law or otherwise, without the prior written consent of the other party hereto, and any attempted assignment or delegation shall be void and of no effect. This Agreement shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

         6.5 Amendments. No amendment, supplement or modification of this Agreement or any provision hereof will be binding unless in a writing signed by each party hereto and specifically referring to this Agreement. The terms of this Agreement shall take precedence over and shall supersede any conflicting or inconsistent term contained in or incorporated by reference into any other document or further agreement exchanged between the parties with respect to (i) any sale of the Tultex Products by Tultex to TKS, including, without limitation, any TKS Purchase Order or any order acceptance, confirmation or invoice of
Tultex, and (ii) any sale of the TKS Products by TKS to Tultex, including, without limitation, any Tultex Purchase Order or any order acceptance, confirmation or invoice of TKS.

         6.6 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall for any reason and to any extent be held invalid or unenforceable by any court or other governmental authority of competent jurisdiction, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

         6.7 Notices. All notices hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight air courier service. The respective addresses to be used for all such notices are as follows (or as otherwise designated in a notice given pursuant hereto):

         If to TKS, to:      TKS Acquisition, Inc.
                             8677 Logoathletic Court
                             Indianapolis, Indiana 46219
                             Attn: Thomas K. Shine
                             Facsimile: 317-895-7252

         If to Tultex, to:   Tultex Corporation
                             101 Commonwealth Boulevard
                             Martinsville, Virginia 24112
                             Attention:  O. Randolph Rollins, Esq.
                             Facsimile: 540-632-8751

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

If personally delivered, notice shall be deemed given upon actual receipt; if electronically transmitted pursuant to this paragraph, notice shall be deemed given the next business day after transmission; if sent by overnight courier pursuant to this paragraph, notice shall be deemed given upon receipt; and if sent by U.S. mail pursuant to this paragraph, notice shall be deemed given as of the date of delivery indicated on the receipt issued by the postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.

         6.8   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same document.

         6.9 Headings. The section headings in this Agreement are intended solely for convenience of reference and shall not limit the coverage of any section or be given any effect in the construction or interpretation of this Agreement.

         6.10 Entire Agreement. This Agreement constitutes the exclusive statement of the agreement between the parties concerning the subject matter hereof. All negotiations among the parties concerning such subject matter are merged into this Agreement, and there are no representations, warranties, covenants, understandings or agreements, oral or otherwise, in relation thereto between the parties other than those incorporated herein.

         6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the conflict of laws provisions thereof. Notwithstanding the foregoing sentence, the parties acknowledge that the existence of any warranty applicable to a purchase and sale of goods hereunder may depend upon the construction of the laws governing the purchase of the products hereunder, and such laws may be of a jurisdiction other than the State of Delaware.

         6.12 Non-Disclosure. Each party hereto agrees to hold and safeguard any confidential or proprietary information relating to the other party in trust for the other party (and its successors and assigns), and agrees that it shall not, without the prior written consent of the other party, misappropriate, disclose or make available to anyone outside of the parties hereto, at any time, either during of following the term of this Agreement, any confidential or proprietary information, except as required by applicable law.

                            [signature page follows]

         IN WITNESS WHEREOF, this Supply Agreement has been executed by the duly authorized officers of each of the parties as of the day and year first written above.

                                    TULTEX CORPORATION

                                    By: __________________________________

                                    Print Name: ____________________________

                                    Title: _________________________________

                                    TKS ACQUISITION, INC.

                                    By: __________________________________

                                    Print Name: ____________________________

                                    Title: _________________________________


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